CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional
Information constituting parts of this Post-Effective Amendment No. 61 to the Registration Statement
on Form N-1A (the “Registration Statement”) of our reports dated February 15, 2012, relating to the financial statements and financial highlights appearing in the December 31, 2011 Annual Reports to
Shareholders of Vanguard Total Bond Market Index Fund, Vanguard Short-Term Bond Index Fund,
Vanguard Intermediate-Term Bond Index Fund, Vanguard Long-Term Bond Index Fund, and Vanguard
Inflation-Protected Securities Fund, of our report dated February 16, 2012, relating to the financial statements and financial highlights appearing in the December 31, 2011 Annual Report to the
Shareholders of Vanguard Total Bond Market II Index Fund (comprising Vanguard Bond Index Fund), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting
Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
April 23, 2012